BILL OF SALE
                                       AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Pursuant to Sections 5.2.5 and 5.4.2 of that certain Share Acquisition Agreement (the "Share Agreement"), dated as of March 31, 2001, by and between Vizacom Inc., a Delaware corporation ("Vizacom") and GW 313 Limited, an English company, as a condition to closing under the Share Agreement and for good and valuable consideration, the receipt of which is hereby acknowledged:

     1. Serif (Europe) Limited, an English company ("Serif Europe"), Serif Inc., a Delaware corporation ("Serif Inc."), Serif GmbH, a German corporation ("Serif GmbH") and Dialog 24 Limited, an English company ("Dialog 24", and collectively with Serif Europe, Serif Inc. and Serif GmbH, referred to herein as "Serif") each hereby sells, transfers, assigns and delivers to Vizacom, and Vizacom hereby purchases, accepts, assumes and receives, all of their respective right, title and interest in and to the Assets listed under part B on Schedule A attached hereto (the "Assets").

     2. Serif will at any time and from time to time, at the request of Vizacom, execute and deliver to Vizacom all other instruments necessary to vest in Vizacom full title to any of the Assets or interests in the Assets which this instrument purports to transfer to Vizacom. Serif will execute any additional documents reasonably requested by Vizacom to evidence Serif's undertakings and obligations hereunder.

     3. Vizacom for and on behalf of itself, its successors and assigns, hereby accepts, receives, assumes and agrees to pay, discharge and perform the Liabilities listed under part A of Schedule A attached hereto (the "Liabilities") and will indemnify and keep indemnified Serif from and against all actions, claims, liabilities and losses incurred by Serif directly in connection with the Liabilities; provided, however, that Serif will indemnify and keep indemnified Vizacom from and against all actions, claims, liabilities and losses incurred by Vizacom with respect to any Serif liabilities other than the Liabilities. Vizacom will execute any additional documents reasonably requested by Serif to evidence Vizacom's undertakings or obligations hereunder.

     4. The parties acknowledge that any and all liabilities of Vizacom Inc., VisualCities.com Inc., Software Publishing Corporation or other non-Serif subsidiaries of Vizacom Inc. to UUNET Technologies Inc. relating to Burstable TI Service through the date hereof shall remain liabilities of such companies, unchanged by the Share Agreement on this Agreement, except that it is agreed by the parties that Serif shall be responsible for and shall pay to Vizacom $6,000 in respect of such liabilities on or prior to June 1, 2001.

     5. (a) Vizacom agrees that it shall or shall procure that any third party software licenses relating exclusively to Serif Software products shall be assigned and transferred to Serif following the date of this Bill of Sale and Assignment and Assumption Agreement (this "Agreement");

          (b) Vizacom shall provide reasonable cooperation to assist in the transfers assignment or novation of all distribution, reseller and similar marketing agreements relating to the marketing or sale of Serif software products, Software Products and HG Branded Products (as such terms are defined in the Software License Agreement of even date herewith between Software Publishing Corporation, a Delaware corporation ("SPC") and Serif Europe); provided, that Serif shall not be responsible for costs or liabilities relating to such agreements in respect of sales of any such products which have not been made by Serif prior to the date of this agreement. Each of Serif on one hand, and Vizacom and SPC on the other hand, shall indemnify and hold harmless the other from and against all actions, claims, liabilities and losses incurred by the other in relation to sales made by such other party.

     6. Any and all liabilities of Dialog24 Inc., a Delaware corporation ("Dialog Inc.") reflected on the financial statements of Serif Inc. or otherwise shall remain liabilities of Dialog24 Inc.

     7. Serif hereby assumes all liabilities and other obligations listed under part C of Schedule A hereto ("Serif Liabilities"). Serif will indemnify and keep indemnified Vizacom from and against all actions, claims, liabilities and losses incurred by Vizacom with respect to the Serif Liabilities.

     8. Notwithstanding anything to the contrary set forth herein, this Agreement shall not constitute an agreement to assign any interest in any instrument, contract, lease, permit or other agreement or arrangement of any party hereto (an "Assignor") or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of or any other party hereto (an "Assignee") thereunder. If a consent of a third party which is required in order to assign any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, is not obtained, or if an attempted assignment would be ineffective or would adversely affect the ability of an Assignee to convey its interest to an Assignee, the Assignor will cooperate with the Assignee to provide that the Assignee shall receive the Assignor's interest in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement; and any transfer or assignment to the Assignee by the Assignor of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.

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


     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 31st day of March, 2001.

                                   VIZACOM INC.


                                   By:        /s/ Vincent DiSpigno
                                       ------------------------------------
                                        Name:  Vincent DiSpigno
                                        Title: President


                                   SERIF (EUROPE) LIMITED


                                   By:        /s/ David Southgate
                                       ------------------------------------
                                       Name:   David Southgate
                                       Title:  E.D.


                                   SERIF INC.


                                   By:        /s/ Pete Beedham
                                       ------------------------------------
                                       Name:   Pete Beedham
                                       Title:  Vice President


                                   SERIF GmbH


                                   By:        /s/ David Southgate
                                       ------------------------------------
                                       Name:   David Southgate
                                       Title:  M.D.


                                   DIALOG 24 LIMITED


                                   By:        /s/ David Southgate
                                       ------------------------------------
                                       Name:   David Southgate
                                       Title:  Director


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


                                   SOFTWARE PUBLISHING
                                     CORPORATION


                                   By:        /s/ Vincent DiSpigno
                                       ------------------------------------
                                       Name:   Vincent DiSpigno
                                       Title:  President


                                   DIALOG24 INC.


                                   By:        /s/ Vincent DiSpigno
                                       ------------------------------------
                                       Name:   Vicent DiSpigno
                                       Title:  President


                                       4